                                                               Exhibit 23(p)(3)

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd.
                  Wellington Global Investment Management Ltd

                  Code of Ethics

Message from our "The reputation of a thousand years may be determined by the
CEO              conduct of one hour." Ancient Japanese Proverb

                 We have said it time and again in our Goals, Strategy and Culture statement, "We exist for our clients and are driven by their needs." Wellington Management's reputation is built on this principle. We know that our reputation is our most valuable asset as that reputation attracts clients and promotes their trust and confidence in our firm's capabilities. We entrust our clients' interests and the firm's reputation every day to each Wellington Management employee around the world. Each of us must take constant care that our actions fully meet our duties as fiduciaries for our clients. Our clients' interests must always come first; they cannot and will not be compromised.

                 We have learned through many experiences, that when we put our clients first, we are doing the right thing. If our standards slip, or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

                 It is important that we all remember "client, firm, person" is our most fundamental guiding principle. This high ethical standard is embodied in our Code of Ethics. The heart of the Code of Ethics goes to our obligation to remain vigilant in protecting the interests of our clients above our own. We encourage you to become familiar with all facets of the Code and trust that you will embrace and comply with both the letter and the spirit of the Code.

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

Table of Contents Standards of Conduct                                       4
                  Ethical Considerations Regarding Confidentiality           5
                  Ethical Considerations Regarding Open-end
                  Mutual Fund Transactions                                   5
                  Policy on Personal Securities Transactions                 6
                     Covered Accounts                                        6
                     Transactions Subject to Pre-clearance and
                  Reporting                                                  8
                     Requesting Pre-clearance                                8
                     Restrictions on Covered Transactions and
                  Other Restrictions                                         9
                       Blackout Periods                                      9
                       Short Term Trading                                   10
                       Securities of Brokerage Firms                        11
                       Short Sales, Options and Margin
                  Transactions                                              11
                       Derivatives                                          11
                       Initial Public Offerings ("IPOs")                    12
                       Private Placements                                   12
                       ETFs and HOLDRs                                      12
                     Transactions Subject to Reporting Only                 12
                       Transactions Exempt from Pre-clearance and
                  Reporting                                                 13
                  Exemptive Procedure for Personal Trading                  14
                  Reporting and Certification Requirements                  14
                     Initial Holdings Report                                15
                     Duplicate Brokerage Confirmations and
                  Statements                                                15
                     Duplicate Annual Statements for Wellington
                  Managed Funds                                             16
                     Quarterly Reporting of Transactions and
                  Brokerage Accounts                                        16
                     Annual Holdings Report                                 17
                     Quarterly Certifications                               17
                     Annual Certifications                                  18
                     Review of Reports and Additional Requests              18
                  Gifts, Travel and Entertainment Opportunities
                  and Sensitive Payments                                    18
                     General Principles                                     18
                     Accepting Gifts                                        19
                     Accepting Travel and Entertainment
                  Opportunities and Tickets                                 19
                     Solicitation of Gifts, Contributions, or
                  Sponsorships                                              21
                     Giving Gifts (other than Entertainment
                  Opportunities)                                            22
                     Giving Entertainment Opportunities                     22
                     Sensitive Payments                                     23
                  Other Activities                                          23
                  Violations of the Code of Ethics                          24

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

 Table of Contents Appendix A - Approved Exchange Traded Funds
                   Appendix B - Quick Reference Table for Personal Securities
                   Transactions
                   Appendix C - Quick Reference Table for Gifts and
                   Entertainment

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

 Standards of Conduct Wellington Management Company, LLP and its affiliates
                      ("Wellington Management") have a fiduciary duty to investment company and investment counseling clients that requires each Employee to act solely for the benefit of clients. As a firm and as individuals, our conduct (including our personal trading) must recognize that the firm's clients always come first and that we must avoid any abuse of our positions of trust and responsibility.

                      Each Employee is expected to adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients' interests, or have the potential to cause damage to the firm's reputation. To this end, each Employee must act with integrity, honesty, dignity and in a highly ethical manner. Each Employee is also required to comply with all applicable securities laws.
                      Moreover, each Employee must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear.

                      This Code of Ethics (the "Code") recognizes that our fiduciary obligation extends across all of our affiliates, satisfies our regulatory obligations and sets forth the policy regarding Employee conduct in those situations in which conflicts with our clients' interests are most likely to develop. All Employees are subject to this Code and adherence to the Code is a basic condition of employment. If an Employee has any doubt as to the appropriateness of any activity, believes that he or she has violated the Code, or becomes aware of a violation of the Code by another
                      Employee, he or she should consult the Code of Ethics
                      Manager, Chief Compliance Officer, General Counsel or
                      Chair of the Ethics Committee.

                      The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on August 31, 2004, and Rule 204A-1 under the Investment Advisers Act of 1940. The term "Employee" for purposes of this Code, includes all Partners and employees worldwide (including temporary personnel compensated directly by Wellington Management and other temporary personnel to the extent that their tenure with Wellington Management exceeds 90 days).

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

Ethical Considerations    Confidentiality is a cornerstone of Wellington
Regarding Confidentiality Management's fiduciary obligation to its clients as well as an important part of the firm's culture.

                          Use and Disclosure of Information

                          Information acquired in connection with employment by the organization, including information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, or client interests, is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of clients or the firm. Employees are reminded that certain clients have specifically required their relationship with our firm to be treated confidentially.

                          Specific reference is made to the firm's Portfolio
                          Holdings Disclosure Policy and Procedures, accessible on the Wellington Management intranet, which addresses the appropriate and authorized disclosure of a client's portfolio holdings.

                          "Inside Information"

                          Specific reference is made to the firm's Statement of Policy on the Receipt and Use of Material, Non-Public Information (i.e., "inside information"), accessible on the Wellington Management intranet, which applies to personal securities transactions as well as to client transactions.

Ethical Considerations    Wellington Management requires that an Employee
Regarding Open-End        engaging in mutual fund investments ensure that all
Mutual Fund Transactions  investments in open-end mutual funds comply with the funds' rules regarding purchases, redemptions, and
                          exchanges.

                          Wellington Management has a fiduciary relationship with the mutual funds and variable insurance portfolios for which it serves as investment adviser or sub-adviser, including funds organized outside the US ("Wellington Managed Funds"). Accordingly, an
                          Employee may not engage in any activity in Wellington Managed Funds that might be perceived as contrary to or in conflict with the interests of such funds or their shareholders.

                          The Code's personal trading reporting requirements extend to transactions and holdings in Wellington
                          Managed Funds (excluding money market funds). A complete list of the Wellington Managed Funds is available to Employees via the Wellington Management intranet. Please refer to "Reporting and Certification Requirements" for further details.

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

 Policy on Per sonal     All Employees are required to clear their personal
 Securities Transactions securities transactions (as defined below) prior to execution, report their transactions and holdings
                         periodically, and refrain from transacting either in
                         certain types of securities or during certain
                         blackout periods as described in more detail in this
                         section.

                         Employees should note that Wellington Management's policies and procedures with respect to personal securities transactions also apply to transactions by a spouse, domestic partner, child or other immediate family member residing in the same household as the Employee.
                         Covered Accounts

                         Definition of "Personal Securities Transactions"
                         A personal securities transaction is a transaction in which an Employee has a beneficial interest.

                         Definition of "Beneficial Interest"
                         An Employee is considered to have a beneficial interest in any transaction in which the Employee has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An Employee is presumed to have a beneficial interest in, and therefore an obligation to pre-clear and report, the following:

                         1
                         Securities owned by an Employee in his or her name.

                         2
                         Securities owned by an individual Employee indirectly
                         through an account or investment vehicle for his or
                         her benefit, such as an IRA, family trust or family
                         partnership.

                         3
                         Securities owned in which the Employee has a joint
                         ownership interest, such as property owned in a joint
                         brokerage account.

                         4
                         Securities in which a member of the Employee's
                         immediate family (e.g., spouse, domestic partner,
                         minor children and other dependent relatives) has a
                         direct, indirect or joint ownership interest if the
                         immediate family member resides in the same household
                         as the Employee.

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

                          5
                          Securities owned by trusts, private foundations or
                          other charitable accounts for which the Employee
                          has investment discretion (other than client
                          accounts of the firm).

                          If an Employee believes that he or she does not have a beneficial interest in the securities listed above, the Employee should provide the Global Compliance Group (the "Compliance Group") with satisfactory documentation that the Employee has no beneficial interest in the security and exercises no control over investment decisions made regarding the security (see "Exceptions" below). Any question as to whether an Employee has a beneficial interest in a transaction, and therefore an obligation to pre-clear and report the transaction, should be directed to the Compliance Group.

                          Exceptions

                          If an Employee has a beneficial interest in an account which the Employee feels should not be subject to the Code's pre-clearance and reporting requirements, the Employee should submit a written request for clarification or an exemption to the Global Compliance Manager. The request should name the account, describe the nature of the Employee's interest in the account, the person or firm responsible for managing the account, and the basis upon which the exemption is being claimed.
                          Requests will be considered on a case-by-case basis. An example of a situation where grounds for an exemption may be present is an account in which the Employee has no influence or control (e.g., the Employee has a professionally managed account over which the Employee has given up discretion.

                          In all transactions involving such an account an Employee should, however, conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of the firm's clients, or with the Employee's position within Wellington Management. In this regard, please refer to the "Ethical Considerations Regarding
                          Confidentiality" section of this Code.

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

                  Transactions Subject to Pre-Clearance and
                  Reporting "Covered Transactions"

                  All Employees must clear their personal securities transactions prior to execution, except as specifically exempted in subsequent sections of the Code. Clearance for personal securities transactions for publicly traded securities will be in effect for 24 hours from the time of approval. Transactions in the following securities are "Covered Transactions" and therefore must be pre-cleared and reported:

                  .  bonds (including municipal bonds)

                  . stock (including shares of closed-end funds and funds organized outside the US that have a structure similar to that of closed-end funds)

                  .  exchange-traded funds not listed on Appendix A

                  .  notes

                  .  convertibles

                  .  preferreds

                  .  ADRs

                  .  single stock futures

                  . limited partnership and limited liability company interests (for example, hedge funds not sponsored by Wellington Management or an affiliate)

                  .  options on securities

                  . warrants, rights, etc., whether publicly traded or privately placed

                  See Appendix B for a summary of securities subject to pre-clearance and reporting, securities subject to reporting only, and securities exempt from pre-clearance and reporting.

                  Requesting Pre-Clearance

                  Pre-clearance for Covered Transactions must be obtained by submitting a request via the intranet-based Code of Ethics Compliance System
                  ("COEC"). Approval must be obtained prior to placing the trade with a broker. An Employee is responsible for ensuring that the proposed transaction does not violate Wellington
                  Management's policies or applicable securities laws and regulations by virtue of the Employee's responsibilities at Wellington Management or the information that he or she may possess about the securities or the issuer. The Compliance Group will maintain confidential records of all requests for approval. Covered Transactions offered through a participation in a private placement (including both securities and partnership interests) are

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

                  subject to special clearance by the Chief
                  Compliance Officer or the General Counsel or their designees, and the clearance will remain in effect for a reasonable period thereafter, not to exceed
                  90 days (See, "Private Placements").

                  An Employee wishing to seek an exemption from the pre-clearance requirement for a security or instrument not covered by an exception (see below) that has similar characteristics to an excepted security or transaction should submit a request in writing to the Global Compliance Manager.

                  Restrictions on Covered Transactions and Other
                  Restrictions on Personal Trading

                  Covered Transactions are restricted and will be denied pre-clearance under the circumstances described below. Please note that the following restrictions on Covered Transactions apply equally to the Covered Transaction and to instruments related to the Covered Transaction. A related instrument is any security or instrument issued by the same entity as the issuer of the Covered
                  Transaction, including options, rights, warrants, preferred stock, bonds and other obligations of that issuer or instruments otherwise convertible into securities of that issuer.

                  The restrictions and blackout periods prescribed below are designed to avoid conflict with our clients' interests. However, patterns of trading that meet the letter of the restrictions but are intended to circumvent the restrictions are also prohibited. It is expected that Employees will comply with the restrictions below in good faith and conduct their personal securities transactions in keeping with the intended purpose of this Code.

                  1
                  Blackout Periods
                  No Employee may engage in Covered Transactions
                  involving securities or instruments which the
                  Employee knows are actively contemplated for
                  transactions on behalf of clients, even though no
                  buy or sell orders have been placed. This
                  restriction applies from the moment that an
                  Employee has been informed in any fashion that any
                  Portfolio Manager intends to purchase or sell a
                  specific security or instrument. This is a
                  particularly sensitive area and one in which each
                  Employee must exercise caution to avoid actions
                  which, to his or her knowledge, are in conflict or
                  in competition with the interests of clients.

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics


                         Employee Blackout Periods
                         An Employee will be denied pre-clearance for Covered Transactions that are:

                         . being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled;

                         .   the subject of a new or changed action
                             recommendation from a research analyst until 10 business days following the issuance of such recommendation;

                         . the subject of a re-issued but unchanged recommendation from a research analyst until 2 business days following re-issuance of the recommendation.

                         Portfolio Manager Additional Blackout Period
                         In addition to the above, an Employee who is a Portfolio Manager may not engage in a personal transaction involving any security for 7 calendar days prior to, and 7 calendar days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures for Personal Trading" below.

                         Portfolio Managers include all designated portfolio managers and other investment professionals that have portfolio management responsibilities for client accounts or who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios.

                         2
                         Short Term Trading
                         No Employee may take a "short term trading" profit
                         with respect to a Covered Transaction, which means
                         a sale, closing of a short position or expiration
                         of an option at a gain within 60 calendar days of
                         its purchase (beginning on trade date plus one),
                         without a special exemption. See "Exemptive
                         Procedures for Personal Trading" on page 14. The
                         60-day trading prohibition does not apply to
                         transactions resulting in a loss.

                         An Employee engaging in mutual fund investments must ensure that all investments and transactions in open-end mutual funds, including funds organized outside the US, comply with the funds' rules regarding purchases, redemptions, and exchanges.

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

                  3
                  Securities of Brokerage Firms
                  An Employee engaged in Global Trading and an
                  Employee with portfolio management responsibility
                  for client accounts may not engage in personal
                  transactions involving any equity or debt
                  securities of any company whose primary business
                  is that of a broker/dealer. A company is deemed to
                  be in the primary business as a broker/dealer if
                  it derives more than 15 percent of its gross
                  revenues from broker/dealer related activities.

                  4
                  Short Sales, Options and Margin Transactions
                  The Code strongly discourages short sales, options
                  and margin transactions. Subject to pre-clearance,
                  an Employee may engage in short sales, options and
                  margin transactions, however, an Employee engaging
                  in such transactions should recognize the danger
                  of being "frozen" or subject to a forced close out
                  because of the general restrictions that apply to
                  personal transactions as noted above. These types
                  of activities are risky not only because of the
                  nature of the transactions, but also because
                  action necessary to close out a position may
                  become prohibited under the Code while the
                  position remains open. For example, you may not be
                  able to close out short sales and transactions in
                  derivatives. In specific cases of hardship, an
                  exception may be granted by the Chief Compliance
                  Officer or the General Counsel with respect to an
                  otherwise "frozen" transaction.

                  Particular attention should be paid to margin transactions. An Employee should understand that brokers of such transactions generally have the authority to automatically sell securities in the Employee's brokerage account to cover a margin call. Such sale transactions will be in violation of the Code unless they are pre-cleared. An
                  Employee engaging in margin transactions should not expect that exceptions will be granted after the fact for these violations.

                  5
                  Derivatives
                  Transactions in derivative instruments shall be
                  restricted in the same manner as the underlying
                  security. An Employee engaging in derivative
                  transactions should also recognize the danger of
                  being "frozen" or subject to a forced close out
                  because of the general restrictions that apply to
                  personal transactions as described in more detail
                  in paragraph 4 above.

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

                  6
                  Initial Public Offerings ("IPOs")
                  No Employee may engage in personal transactions
                  involving the direct purchase of any security
                  (debt or equity) in an IPO (including initial
                  offerings of closed-end funds). This restriction
                  also includes new issues resulting from spin-offs,
                  municipal securities, and thrift conversions,
                  although in limited cases the purchase of such
                  securities in an offering may be approved by the
                  Chief Compliance Officer or the General Counsel
                  upon determining that approval would not violate
                  any policy reflected in this Code. This
                  restriction does not apply to initial offerings of
                  open-end mutual funds, US government issues or
                  money market instruments.

                  7
                  Private Placements
                  An Employee may not purchase securities in a
                  private placement transaction (including hedge
                  funds that are not sponsored by Wellington
                  Management or one of its affiliates) unless
                  approval of the Chief Compliance Officer, the
                  General Counsel or their respective designees has
                  been obtained. This approval will be based upon a
                  determination that the investment opportunity need
                  not be reserved for clients, that the Employee is
                  not being offered the investment opportunity due
                  to his or her employment with Wellington
                  Management, and other relevant factors on a
                  case-by-case basis.

                  8
                  Exchange Traded Funds ("ETFs") and HOLDRs
                  An Employee may not transact in HOLDRs.
                  Transactions in exchange traded funds are
                  permitted. However, transactions in exchange
                  traded funds not listed on Appendix A are Covered
                  Transactions that must be pre-cleared and
                  reported. Transactions in exchange traded funds
                  listed on Appendix A are not Covered Transactions
                  and accordingly, are not subject to pre-clearance
                  or reporting.
                  Transactions Subject to Reporting Only (no need to
                  Pre-clear)
                  Pre-clearance is not required, but reporting is
                  required for transactions in:

                  1
                  Open-end mutual funds and variable insurance
                  products that are managed by Wellington Management
                  or any of its affiliates, including funds
                  organized outside the US that have a structure
                  similar to that of open-end mutual funds,

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

                  if held outside of the Wellington Retirement and Pension Plan ("WRPP"). A list of Wellington
                  Managed Funds is available via the Wellington
                  Management intranet.

                  2
                  Non-volitional transactions to include:
                  .   automatic dividend reinvestment and stock
                      purchase plan acquisitions;

                  . transactions that result from a corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).

                  3
                  Gift transactions to include:

                  . gifts of securities to an Employee if the Employee has no control of the timing;

                  . gifts of securities from an Employee to an individual so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee;

                  . gifts of securities from an Employee to a not-for-profit organization. For this purpose, a not-for-profit organization includes only those trusts and other entities exclusively for the benefit of one or more not-for-profit organizations and does not include so-called split interest trusts (no writing is required);

                  . gifts of securities from an Employee to other trusts or investment vehicles, including charitable lead trusts, charitable remainder trusts, family partnerships and family trusts, so long as the recipient of the gift confirms in writing that the recipient has no present intention to sell the securities received from the Employee.

                  Even if the gift of a security from an Employee does not require pre-clearance under these rules, a subsequent sale of the security by the recipient of the gift must be pre-cleared and reported IF the Employee is deemed to have a beneficial interest in the security (for example, if the Employee has investment discretion over the recipient or the recipient is a family member living in the same house as the Employee).

                  Transactions Exempt from Pre-Clearance and
                  Reporting
                  Pre-clearance and reporting is not required for transactions in:

                  .   US government securities

                  .   Exchange Traded Funds listed in Appendix A

                  .   money market instruments

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics


                         .  Collective Investment Funds sponsored by
                            Wellington Trust Company, na ("trust company pools")

                         . hedge funds sponsored by Wellington Management or any of its affiliates

                         . broad-based stock index and US government securities futures and options on such futures

                         .  commodities futures

                         .  currency futures

                         . open-end mutual funds and variable insurance products, including funds organized outside the US with a structure similar to that of an open-end mutual fund, that are not managed by Wellington Management or any of its affiliates

    Exemptive Procedure  In cases of hardship, the Chief Compliance
    For Personal Trading Officer, Global Compliance
                         Manager, the General Counsel, or their respective designees can grant exemptions from the personal trading restrictions in this Code. The decision will be based on a determination that a hardship exists and the transaction for which an exemption is requested would not result in a conflict with our clients' interests or violate any other policy embodied in this Code. Other factors that may be considered include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security, and other relevant factors.

                         Any Employee seeking an exemption should submit a written request to the Chief Compliance Officer, Global Compliance Manager or the General Counsel, setting forth the nature of the hardship along with any pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive requests for exemptions by an Employee are not likely to be granted.

                         Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Compliance Group.

    Reporting and        Records of personal securities transactions by
    Certification        Employees and their immediate family members will
    Requirements         be maintained. All Employees are subject to the
                         following reporting and certification requirements:

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics


                  1
                  Initial Holdings Report
                  New Employees are required to file an Initial
                  Holdings Report and a Disciplinary Action
                  Disclosure form within ten (10) calendar days of
                  joining the firm. New Employees must disclose all
                  of their security holdings in Covered Transactions
                  including private placement securities, and
                  Wellington Managed Funds, at this time. New
                  Employees are also required to disclose all of
                  their brokerage accounts or other accounts holding
                  Wellington Managed Funds (including IRA Accounts,
                  529 Plans, custodial accounts and 401K Plans
                  outside of WRPP) at that time, even if the only
                  securities held in such accounts are mutual funds.
                  Personal trading is prohibited until these reports
                  are filed. The forms can be filed via the COEC
                  that is accessible on the Wellington Management
                  intranet.

                  Please note that you do not need to report mutual funds or trust company pools held within the WRPP
                  (this information will be obtained from the WRPP administrator); and you need not report Wellington
                  Managed Funds that are money market funds.

                  2
                  Duplicate Brokerage Confirmations and Statements
                  for Covered Transactions
                  Employees may place securities transactions with
                  the broker of their choosing. All Employees must
                  require their securities brokers to send duplicate
                  confirmations of their Covered Transactions and
                  quarterly account statements to the Compliance
                  Group. Brokerage firms are accustomed to providing
                  this service.

                  To arrange for the delivery of duplicate confirmations and quarterly statements, each
                  Employee must complete a Duplicate Confirmation
                  Request Form for each brokerage account that is used for personal securities transactions of the Employee and each account in which the Employee has a beneficial interest and return the form to the Compliance Group. The form can be obtained from the Compliance Group. The form must be completed and returned to the Compliance Group prior to any transactions being placed with the broker. The Compliance Group will process the request with the broker in order to assure delivery of the confirmations and quarterly statements directly to the Compliance Group and to preserve the confidentiality of this information.
                  When possible, the duplicate confirmation requirement will be satisfied by

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

                  electronic means. Employees should not send the completed forms to their brokers directly.

                  If under local market practice, brokers are not willing to deliver duplicate confirmations and/or quarterly statements to the Compliance Group, it is the Employee's responsibility to provide promptly the Compliance Group with a duplicate confirmation (either a photocopy or facsimile) for each trade and quarterly statement.

                  3
                  Duplicate Annual Statements for Wellington Managed
                  Funds.
                  Employees must provide duplicate Annual Statements
                  to the Compliance Group with respect to their
                  holdings in Wellington Managed Funds.

                  4
                  Quarterly Reporting of Transactions and Brokerage
                  Accounts
                  SEC rules require that a quarterly record of all
                  personal securities transactions be submitted by
                  each person subject to the Code's requirements
                  within 30 calendar days after the end of each
                  calendar quarter and that this record be available
                  for inspection. To comply with these SEC rules,
                  every Employee must file a quarterly personal
                  securities transaction report electronically
                  utilizing the COEC accessible to all Employees via
                  the Wellington Management intranet by this
                  deadline.

                  At the end of each calendar quarter, Employees will be reminded of the SEC filing requirement. An
                  Employee that fails to file within the SEC's 30 calendar day deadline will, at a minimum, be prohibited from engaging in personal trading until the required filings are made and may give rise to other sanctions.

                  Transactions during the quarter as periodically entered via the COEC by the Employee are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker and certain holdings that were not subject to pre-clearance (as described below) must also be entered by the Employee.

                  All Employees are required to submit a quarterly report, even if there were no reportable transactions during the quarter. The quarterly report must include transaction information regarding:

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics


                         .   all Covered Transactions (as defined on page
                             8);

                         . all Wellington Managed Funds (as defined on page 5);

                         . any new brokerage account established during the quarter including the name of the broker, dealer or bank and the date the account was established;

                         . non-volitional transactions (as described on page 13); and

                         .   gift transactions (as described on page 13).

                         Transactions in Wellington Managed Funds and non-volitional transactions must be reported even though pre-clearance is not required. For non-volitional transactions, the nature of the transaction must be clearly specified in the report. Non-volitional transactions include automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities to and from the Employee, and transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends).

                         5
                         Annual Holdings Report
                         SEC Rules also require that each Employee file, on
                         an annual basis, a schedule indicating their
                         personal securities holdings as of December 31 of
                         each year by the following February 14/th/. SEC
                         Rules require that this report include the title,
                         number of shares and principal amount of each
                         security held in an Employee's personal account
                         and the accounts for which the Employee has a
                         beneficial interest, and the name of any broker,
                         dealer or bank with whom the Employee maintains an
                         account. "Securities" for purposes of this report
                         are Covered Transactions, Wellington Managed Funds
                         and those that must be reported as indicated in
                         the prior section.

                         Employees are also required to disclose all of their brokerage accounts at this time, even if the only securities held in such accounts are mutual funds.

                         6
                         Quarterly Certifications
                         As part of the quarterly reporting process on the
                         COEC, Employees are required to confirm their
                         compliance with the provisions of this Code of
                         Ethics. In addition, each Employee is also
                         required to identify any issuer for which the
                         Employee owns more than 0.5% of the outstanding
                         securities.

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics


                        7
                        Annual Certifications
                        As part of the annual reporting process on the
                        COEC, each Employee is required to certify that:

                        . The Employee has read the Code and understands its terms and requirements;

                        . The Employee has complied with the Code during the course of his or her association with the firm;

                        . The Employee has disclosed and reported all personal securities transactions and brokerage accounts required to be disclosed or reported;

                        . The Employee will continue to comply with the Code in the future;

                        . The Employee will promptly report to the Compliance Group, the General Counsel, or the
                           Chair of the Ethics Committee any violation or possible violation of the Code of which the Employee becomes aware; and

                        . The Employee understands that a violation of the Code may be grounds for disciplinary action or termination and may also be a violation of federal and/or state securities laws.

                        8
                        Review of Reports and Additional Requests
                        All reports filed in accordance with this section
                        will be maintained and kept confidential by the
                        Compliance Group. Such reports will be reviewed by
                        the Chief Compliance Officer or his/her designee.
                        The firm may request other reports and
                        certifications from Employees as may be deemed
                        necessary to comply with applicable regulations
                        and industry best practices.

     Gifts, Travel and  Occasionally, an Employee may be offered gifts or
     Entertainment      entertainment opportunities by clients, brokers,
     Opportunities, and vendors or other organizations with whom the firm
     Sensitive Payments transacts business. The giving and receiving of gifts and opportunities to travel and attend
                        entertainment events from such sources are subject
                        to the general principles outlined below and are
                        permitted only under the circumstances specified
                        in this section of the Code.

                        1
                        General Principles Applicable to Gifts, Travel and
                        Entertainment Opportunities, and Sensitive Payments

                        . An Employee cannot give or accept a gift or participate in an entertainment opportunity if the frequency and/or value of the gift or entertainment opportunity may be considered excessive or extravagant.

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

                  . An Employee cannot give or receive a gift, travel and entertainment opportunity or sensitive payment if, in doing so, it would create or appear to create a conflict with the interests of our clients or the firm, or have a detrimental impact on the firm's reputation.

                  .  With regard to gifts and entertainment
                     opportunities covered and permitted under the Code, under no circumstances is it acceptable for an Employee to resell a gift or ticket to an entertainment event.

                  2
                  Accepting Gifts
                  The only gift (other than entertainment tickets)
                  that may be accepted by an Employee is a gift of
                  nominal value (i.e. a gift whose reasonable value
                  is no more than $100) and promotional items (e.g.
                  pens, mugs, t-shirts and other logo bearing
                  items). Under no circumstances may an Employee
                  accept a gift of cash, including a cash equivalent
                  such as a gift certificate, bond, security or
                  other items that may be readily converted to cash.

                  Acceptance of a gift that is directed to Wellington Management as a firm should be cleared with the Employee's Business Manager. Such a gift, if approved, will be accepted on behalf of, and treated as the property of, the firm.

                  If an Employee receives a gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Wellington Management. Any question as to the appropriateness of any gift should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

                  3
                  Accepting Travel and Entertainment Opportunities
                  and Tickets
                  Wellington Management recognizes that occasional
                  participation in entertainment opportunities with
                  representatives from organizations with whom the
                  firm transacts business, such as clients, brokers,
                  vendors or other organizations, can be useful
                  relationship building exercises. Examples of such
                  entertainment opportunities are: lunches, dinners,
                  cocktail parties, golf outings or regular season
                  sporting events.

                  Accordingly, occasional participation by an
                  Employee in such entertainment opportunities for legitimate business purposes is permitted provided that:

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics


                  . a representative from the hosting organization attends the event with the Employee;

                  . the primary purpose of the event is to discuss business or build a business relationship;

                  . the Employee demonstrates high standards of personal behavior;

                  . participation complies with the following requirements for entertainment tickets, lodging, car and limousine services, and air travel.

                  Entertainment Tickets
                  An Employee occasionally may accept one ticket to an entertainment event only if the host will attend the event with the Employee and the face value of the ticket or entrance fee is $200 or less, not including the value of food that may be provided to the Employee before, during, or after the event. An Employee is required to obtain prior approval from his or her Business Manager before accepting any other entertainment opportunity.

                  An Employee is strongly discouraged from participating in the following situations and may not participate unless prior approval from his/her
                  Business Manager is obtained:

                  .  the entertainment ticket has a face value above
                     $200; if approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket;

                  . the Employee wants to accept more than one ticket; if approved by a Business Manager, the Employee is required to reimburse the host for the aggregate face value of the tickets regardless of each ticket's face value;

                  . the entertainment event is unusual or high profile (e.g., a major sporting event); if approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket regardless of what the face value might be;

                  . the host has extended an invitation to the entertainment event to numerous Employees.

                  Business Managers must clear their own
                  participation in the above situations with the Chief Compliance Officer or Chair of the Ethics
                  Committee.

                  Each Employee must familiarize himself/herself with, and adhere to, any additional policies and procedures regarding entertainment opportunities and tickets that may be enforced by his/her
                  Business Manager.

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics



                  Lodging
                  An Employee is not permitted to accept a gift of lodging in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own lodging expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which lodging is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the lodging, as determined by Wellington Management's Travel Manager. It is the
                  Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement prior to attending the entertainment event. Lodging connected to an Employee's business travel will be paid for by Wellington.

                  Car and Limousine Services
                  An Employee must exercise reasonable judgment with respect to accepting rides in limousines and with car services. Except where circumstances warrant
                  (e.g., where safety is a concern), an Employee is discouraged from accepting limousine and car services paid for by a host when the host is not present.

                  Air Travel
                  An Employee is not permitted to accept a gift of air travel in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own air travel expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which air travel is arranged and paid for by the host, the Employee must reimburse the host for the equivalent cost of the air travel, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement prior to attending the entertainment event. Use of private aircraft or charter flights arranged by the host for entertainment related travel is prohibited.
                  Air travel that is connected to an Employee's business travel will be paid for by Wellington
                  Management.

                  4
                  Solicitation of Gifts, Contributions, or
                  Sponsorships
                  An Employee may not solicit gifts, entertainment
                  tickets, gratuities, contributions (including
                  charitable contributions), or sponsorships from
                  brokers, vendors, clients or companies in which
                  the firm invests or conducts research. Similarly,
                  an Employee is prohibited from making such
                  requests through Wellington Management's Trading
                  Department or any other

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics


                   Wellington Management Department or employee (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees).

                   5
                   Giving Gifts (other than Entertainment
                   Opportunities)
                   In appropriate circumstances, it may be acceptable
                   for the firm or its Employees to extend gifts to
                   clients or others who do business with Wellington
                   Management. Gifts of cash (including cash
                   equivalents such as gift certificates, bonds,
                   securities or other items that may be readily
                   converted to cash) or excessive or extravagant
                   gifts, as measured by the total value or quantity
                   of the gift(s), are prohibited. Gifts with a face
                   value in excess of $100 must be cleared by the
                   Employee's Business Manager.

                   An Employee should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations, and in accordance with generally accepted business practices in the various countries and jurisdictions where
                   Wellington Management does business.

                   6
                   Giving Entertainment Opportunities
                   An Employee is not permitted to source tickets to
                   entertainment events from Wellington Management's
                   Trading Department or any other Wellington
                   Management Department or employee, brokers,
                   vendors, or other organizations with whom the firm
                   transacts business (this prohibition does not
                   extend to personal gifts or offers of Employee
                   owned tickets between Employees). Similarly, an
                   Employee is prohibited from sourcing tickets on
                   behalf of clients or prospects from ticket vendors.

                   Client events and entertainment organized, hosted and attended by one or more Wellington Management
                   Employees are not subject to this prohibition and are outside the scope of this Code.

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics


                            7
                            Sensitive Payments
                            An Employee may not participate on behalf of the
                            firm, a subsidiary, or any client, directly or
                            indirectly, in any of the following transactions:

                            . Use of the firm's name or funds to support political candidates or issues, or elected or appointed government officials;

                            . Payment or receipt of bribes, kickbacks, or payment or receipt of any money in violation of any law applicable to the transaction;

                            . Payments to government officials or government employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction.

                            An Employee making contributions or payments of any kind may do so in his/her capacity as an individual, but may not use or in any way associate Wellington Management's name with such contributions or payments (except as may be required under applicable law). Employees should be mindful of these general principals when making donations to charities sponsored by clients.

                            8
                            Questions and Clarifications
                            Any question as to the appropriateness of gifts,
                            travel and entertainment opportunities, or
                            payments should be discussed with the Chief
                            Compliance Officer, Global Compliance Manager, the
                            General Counsel, or the Chair of the Ethics
                            Committee.

   Other Activities         Outside Activities
                            All outside business affiliations (e.g.,
                            directorships, officerships or trusteeships) of
                            any kind or membership in investment organizations
                            (e.g., an investment club) must be approved by an
                            Employee's Business Manager and cleared by the
                            Chief Compliance Officer, the General Counsel or
                            the Chair of the Ethics Committee prior to the
                            acceptance of such a position to ensure that such
                            affiliations do not present a conflict with our
                            clients' interests. New Employees are required to
                            disclose all outside business affiliations to
                            their Business Manager upon joining the firm. As a
                            general matter, directorships in public companies
                            or companies that may reasonably be expected to
                            become public companies will not be authorized
                            because of the potential for conflicts that may
                            impede our freedom to act in the best interests of
                            clients. Service with charitable organizations
                            generally will be authorized, subject to
                            considerations related to time required during
                            working hours, use of proprietary information and

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

                            disclosure of potential conflicts of interest.
                            Employees who engage in outside business and charitable activities are not acting in their capacity as employees of Wellington Management and may not use Wellington Management's name.

                            Outside Employment
                            Employees who are officers of the firm may not seek additional employment outside of Wellington
                            Management without the prior written approval of the Human Resources Department. All new Employees are required to disclose any outside employment to the Human Resources Department upon joining the firm.

   Violations of the        Compliance with the Code is expected and
   Code of Ethics           violations of its provisions are taken seriously.
                            Employees must recognize that the Code is a
                            condition of employment with the firm and a
                            serious violation of the Code or related policies
                            may result in dismissal. Since many provisions of
                            the Code also reflect provisions of the US
                            securities laws, Employees should be aware that
                            violations could also lead to regulatory
                            enforcement action resulting in suspension or
                            expulsion from the securities business, fines and
                            penalties, and imprisonment.

                            The Compliance Group is responsible for monitoring compliance with the Code. Violations or potential violations of the Code will be considered by some combination of the Chief Compliance Officer, the General Counsel, the Chair of the Ethics Committee and the Vice Chair of the Ethics Committee, who will jointly decide if the violation or potential violation should be discussed with the Ethics
                            Committee, the Employee's Business Manager, and/or the firm's senior management. Further, a violation or potential violation of the Code by an Associate or Partner of the firm will be discussed with the Managing Partners. Sanctions for a violation of the Code may be determined by the Ethics
                            Committee, the Employee's Business Manager, senior management, or the Managing Partners depending on the Employee's position at the firm and the nature of the violation.

                            Transactions that violate the Code's personal trading restrictions will presumptively be subject to being reversed and any profit realized from the position disgorged, unless the Employee establishes to the satisfaction of the Ethics
                            Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation. If disgorgement is required, the proceeds shall be paid to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics
                            Committee.

                  Wellington Management Company, llp
                  Wellington Trust Company, na
                  Wellington Management International Ltd
                  Wellington International Management Company Pte Ltd
                  Wellington Global Investment Management Ltd

                  Code of Ethics

                        Violations of the Code's reporting and
                        certification requirements will result in a suspension of personal trading privileges and may give rise to other sanctions.
    Further Information Questions regarding interpretation of this Code or questions related to specific
                        situations should be directed to the Chief
                        Compliance Officer, the General Counsel or the
                        Chair of the Ethics Committee.
                        Revised: January 1, 2007

                                                                     Appendix A

Approved Exchange Traded Funds

(ETFs Approved for Personal Trading Without Pre-Clearance and Reporting Requirements)

SYMBOL     NAME
------ -----------------------------------------------------------------------
 RSP   Rydex S&P Equal Weighted Index
 DGT   streetTRACKS Dow Jones US Global Titan
 DSG   streetTRACKS Dow Jones US Small Cap Growth
 DSV   streetTRACKS Dow Jones US Small Cap Value
 ELG   streetTRACKS Dow Jones US Large Cap Growth
 ELV   streetTRACKS Dow Jones US Large Cap Value
 FFF   streetTRACKS FORTUNE 500 Index
 GLD   streetTRACKS Gold Shares
 LQD   iShares Goldman Sachs $ InvesTop Corporate Bond
 SHY   iShares Lehman 1-3 Year Treasury
 IEF   iShares Lehman 7-10 Year Treasury
 TLT   iShares Lehman 20+ Year Treasury
 TIP   iShares Lehman TIPs
 AGG   iShares Lehman Aggregate
 EFA   iShares MSCI EAFE
 EEM   iShares MSCI Emerging Markets
 NY    iShares NYSE 100
 NYC   iShares NYSE Composite
 IJH   iShares S&P MidCap 400 Index Fund
 IJJ   iShares S&P Midcap 400/BARRA Value
 IJK   iShares S&P Midcap 400/BARRA Growth
 IJR   iShares S&P SmallCap 600 Index Fund
 IJS   iShares S&P SmallCap 600/BARRA Value
 IJT   iShares S&P SmallCap 600/BARRA Growth
 IOO   iShares S&P Global 100
 OEF   iShares S&P 100 Index Fund
 ISI   iShares S&P 1500
 IVE   iShares S&P 500/BARRA Value Index Fund
 IVV   iShares S&P 500 Index Fund
 IVW   iShares S&P 500/BARRA Growth Index Fund
 IWB   iShares Russell 1000 Index Fund
 IWD   iShares Russell 1000 Value Index Fund
 IWF   iShares Russell 1000 Growth Index Fund
 IWM   iShares Russell 2000
 IWN   iShares Russell 2000 Value
 IWO   iShares Russell 2000 Growth
 IWP   iShares Russell Midcap Growth
 IWR   iShares Russell Midcap
 IWS   iShares Russell Midcap Value
 IWV   iShares Russell 3000 Index Fund
 IWW   iShares Russell 3000 Value
 IWZ   iShares Russell 3000 Growth
 IYY   iShares Dow Jones U.S. Total Market Index Fund
 JKD   iShares Morningstar Large Core
 JKE   iShares Morningstar Large Growth

                                                                     Appendix A

Approved Exchange Traded Funds

(ETFs Approved for Personal Trading Without Pre-Clearance and Reporting Requirements)

 SYMBOL                                                 NAME
 ------                                 -------------------------------------
 JKF                                    iShares Morningstar Large Value
 JKG                                    iShares Morningstar Mid Core
 JKH                                    iShares Morningstar Mid Growth
 JKI                                    iShares Morningstar Mid Value
 JKJ                                    iShares Morningstar Small Core
 JKK                                    iShares Morningstar Small Growth
 JKL                                    iShares Morningstar Small Value
 VB                                     Vanguard Small Cap VIPERs
 VBK                                    Vanguard Small Cap Growth VIPERs
 VBR                                    Vanguard Small Cap Value VIPERs
 VO                                     Vanguard MidCap VIPERs
 VTI                                    Vanguard Total Stock Market VIPERs
 VTV                                    Vanguard Value VIPERs
 VUG                                    Vanguard Growth VIPERs
 VXF                                    Vanguard Extended Market VIPERs
 VV                                     Vanguard Large Cap VIPERs

This appendix may be amended at the discretion of the Ethics Committee.

Dated January 1, 2006

                  Personal Securities Transactions Appendix B

You Must Pre-Clear and Report the Following Transactions:

Bonds (Including Government Agency Bonds, but excluding Direct Obligations of the U.S. Government )

Municipal Bonds

Stock

Closed-end Funds

Exchange Traded Funds not listed in Appendix A*

Notes

Convertible Securities

Preferred Securities

ADRs

Single Stock Futures

Limited Partnership Interests (including hedge funds not managed by WMC)

Limited Liability Company Interests (including hedge funds not managed by WMC)

Options on Securities

Warrants

Rights

You Must Report (but Not Pre-clear) the Following Transactions:

Automatic Dividend Reinvestment

Stock Purchase Plan Acquisitions

Corporate Actions (splits, tender offers, mergers, stock dividends, etc.)

Open-end Mutual Funds (other than money market funds) and variable insurance products advised or sub-advised by

WMC, including offshore funds ("Wellington Managed Funds")

Transactions in the following ETFs: DIA, QQQQ, SPY, MDY*

Gifts of securities to you over which you did not control the timing

Gifts of securities from you to a not-for-profit organization, including a private foundation and donor advised fund

Gifts of securities from you to an individual or donee other than a not-for-profit if the individual or donee represents that he/she has no present intention of selling the security

You Do Not Need to Pre-clear or Report the Following Transactions:

Open-end Mutual Funds not managed by WMC

Offshore Funds not managed by WMC

Variable Insurance Products not managed by WMC

ETFs listed on Appendix A

Direct Obligations of the U.S. Government (including obligations issued by GNMA & PEFCO)

Money Market Instruments

Wellington Trust Company Pools

Wellington Sponsored Hedge Funds

Broad based Stock Index Futures and Options

Securities Futures and Options on Direct Obligations of the U.S. Government

Commodities Futures

Foreign Currency Transactions

Prohibited Transactions:

HOLDRS

Initial Public Offerings ("IPOs")
--------
* Effective January 1, 2006 DIA, QQQQ, SPY and MDY are not on Appendix A. The Chief Compliance Officer and the General Counsel have granted an exemption to the pre-clearance requirement for these ETFs, but transactions in these ETFs need to be reported as part of your quarterly reporting.

This appendix may be amended at the discretion of the Ethics Committee

Dated February 17, 2006

                                                         Appendix C

Gifts and Entertainment

                        Permitted                   Restrictions
Accepting an Individual Gifts with a value of $     Gifts of cash, gift
Gift                    100 or less are generally   certificates or other item
                        permitted.                  readily convertible to
                                                    cash cannot be accepted.
                                                    Gifts valued at over $ 100
                                                    cannot be accepted.

Accepting a Firm Gift                               Employee's Business
                                                    Manager must approve prior
                                                    to accepting.

Accepting               Permissible only if         Discouraged from accepting
Entertainment           participation is            ticket or entrance fee
Opportunities and       occasional, host is         with face value over $200,
Tickets                 present, event has a        more than one ticket,
                        legitimate business         ticket to high profile or
                        purpose, ticket or          unusual event, or event
                        entrance fee has face       where numerous Wellington
                        value of $200 or less,      Employees are invited.
                        event is not unusual or     Business Manager approval
                        high profile or could not   required for above
                        be deemed excessive.        situations and Employee
                                                    must pay for ticket.

Accepting Lodging       Employee cannot accept      Employee must pay cost of
                        gift of lodging             lodging in connection with
                                                    any entertainment
                                                    opportunity.

Accepting Car/Limo      Exercise reasonable         Discouraged from accepting
Service                 judgment and host must be   when host is not present
                        present.                    unless safety is a concern

Accepting Air Travel-   Employee cannot accept      Employee must pay air
Commercial              gift of air travel          travel expenses in
                                                    connection with any
                                                    entertainment opportunity.

Accepting Air Travel -  Employee cannot accept      Employee cannot accept
Private                 gift of private air travel. gift of private air travel.

Giving Gifts            Gifts to clients valued at  Gifts valued at over $ 100
                        $100 or less are            require approval of
                        acceptable provided gift    employee's Business
                        is not cash or cash         Manager.
                        equivalent.

Giving Entertainment                                Employees cannot source
Opportunities                                       tickets on behalf of
                                                    clients on behalf of
                                                    clients from other
                                                    employees or from ticket
                                                    vendors.
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